EXHIBIT 14.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Form F-3 (Registration No. 333-14140 and 333-11972) and Registration Statements on Form S-8 (Registration No. 333-84180, 333-932, 333-11648, 333-122271 and
333-122302) of Attunity Ltd. ( the "Company") of our report dated January 30, 2005 with respect to the consolidated financial statements of the Company for the year ended December 31, 2004 included in this Annual Report on Form 20-F for the year ended December 31, 2004.



                                            /s/ KOST, FORER GABBAY & KASIERER
Tel-Aviv Israel                               KOST, FORER GABBAY & KASIERER
June 29, 2005                                A member of Ernst & Young Global